Exhibit 99.C

HEMACARE CORPORATION

NON-QUALIFIED STOCK OPTION AGREEMENT

[1996 STOCK INCENTIVE PLAN]

(Non-Qualified Stock Option Agreement Form 96-2)

Terry Van Der Tuuk	Date Option Granted:	March 14, 2006
Name of Optionee

11605 Manor	No. Of Shares:	25,000
Address

Leawood, KS 66211	Option No.:	112
City, State, Zip

THIS AGREEMENT is made as of the date set forth above, between HEMACARE CORPORATION, a California corporation (hereinafter called the “Company”), and the optionee named above (hereinafter called the “Optionee”).

RECITAL

The Board of Directors of the Company (the “Board”), or the Compensation Committee of the Board or such other committee of directors as the Board of Directors of the Company shall designate in accordance with the HemaCare Corporation 1996 Stock Incentive Plan (the “Plan”), has determined that it is to the advantage and interest of the Company and its shareholders to grant the option provided for herein to the Optionee as an inducement to remain in the service of the Company (or any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest (a “Related Company”)) and as an incentive for increased effort during such service.  Such committee as shall be designated to administer the Plan (or, if none, the Board) is referred to herein as the Committee.  In consideration of the mutual covenants herein contained, the parties agree as follows:

1.                                       Grant of Option.  The Company hereby grants to the Optionee the right and option (the “Option”) to purchase on the terms and conditions set forth herein and in the Plan all or any part of an aggregate of 25,000 shares (the “Shares”) of the Common Stock of the Company (whether authorized and unissued or treasury shares) at the purchase price of $2.40 per Share as the Optionee may, from time to time, elect.  The Option shall vest and become exercisable on a cumulative basis as follows:

(i)	On or after March 14, 2006, 25,000 shares;

(ii)	On or after n/a, shares;

(iii)	On or after n/a, shares;

(iv)	On or after n/a, shares; and

(v)	On or after n/a, shares.

Nothing contained herein shall be construed to limit or restrict the right of the Company or any Related Company to terminate the Optionee’s employment or other Relationship at any time, with or without cause, or to increase or decrease the Optionee’s compensation from the rate in existence at the time the Option is granted.  As used herein, the term “Relationship” shall mean that the Optionee is or has agreed to become an officer, director, employee, consultant, adviser, independent contractor or agent of the Company or any Related Company.

The Option is not intended to meet the requirements of an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.                                       Term of Option.  The right to exercise the Option granted hereunder, to the extent unexercised, shall remain in effect until  March 13, 2016 unless sooner terminated in accordance with Section 5 hereof (the “Term”).

3.                                       Method of Exercise.

(a)                                  To the extent that the Option has become exercisable hereunder, the Option may be exercised in whole or in part at any time during the Term by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment of the purchase price therefor.  Payment of the purchase price for such Shares shall be made (i) in cash, (ii) by certified or cashier’s check payable to the order of the Company, (iii) other cash equivalents acceptable to the Committee in its sole discretion, (iv) by delivery of shares of the Common Stock of the Company already owned by the Optionee or subject to vested stock options under the Plan, subject to such delivery being permissible under the General Corporation Law of the State of California, including without limitation Chapter 5 thereof, or (v) any combination of the foregoing.  If requested by the Committee, prior to the delivery of any Shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Committee with a representation that the Shares are not being acquired with a view to distribution and will be sold or otherwise disposed of only in accordance with applicable federal and state statutes, rules and regulations.  As soon after the notice of exercise as the Company is reasonably able to comply, the Company shall, without transfer or issue tax to the Optionee or other person entitled to exercise the Option, deliver to the Optionee or such other person, at the principal office of the Company or such other place as shall be mutually acceptable, a certificate or certificates for the Shares being purchased.

(b)                                 If payment is made with shares of Common Stock of the Company already owned by the Optionee, the Optionee, or other person entitled to exercise the Option, shall deliver to the Company with the notice of exercise certificates representing the number of shares of Common Stock in payment for the Shares, duly endorsed for transfer to the Company.  In addition, prior to the acceptance of such certificates in payment for the Shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Company with a written representation and warranty that he or she has good and marketable title to the shares represented by the certificate(s), free and clear of liens and encumbrances.  The value of the shares of Common Stock so tendered in payment for the Shares being purchased shall be their Fair Market Value Per Share (as defined below) on the date of the Optionee’s notice of exercise.  Any Shares purchased upon exercise of the Option which are paid for using Restricted Stock (as defined in the Plan) shall be restricted in accordance with the original terms of the award of such Restricted Stock.

(c)                                  If payment is to be made in shares of Common Stock subject to vested stock options under the Plan, the per share value attributable to the shares underlying the stock option(s) to be surrendered or canceled shall be the Fair Market Value Per Share of such shares less the exercise price per share of such option(s).  The Company and the Optionee or other person entitled to exercise the Option shall execute and deliver such instruments or modifications of stock options as shall be necessary to give effect to such an exercise of the Option.

(d)                                 If for any reason a purported exercise of the Option providing for payment to be made in whole or in part through the delivery of shares of Common Stock already owned or underlying vested stock options is not permitted, such purported exercise shall not be effective unless, following notice thereof from the Company, the Optionee or other person entitled to exercise the Option promptly pays the exercise price in an acceptable form.

(e)                                  If the Optionee or other person entitled to exercise the Option desires to exercise the Option with funds borrowed from a broker-dealer in a margin transaction under Regulation T of the Board of Governors of the Federal Reserve System, the Optionee=s notice of exercise may be delivered to the Company by such broker-dealer and the Company may deliver the certificate(s) for the Shares being purchased to such broker-dealer on behalf of the Optionee or other person entitled to exercise the Option.

(f)                                    For purposes hereof, the “Fair Market Value Per Share” of the Company’s Common Stock shall mean, if the Common Stock is publicly traded, the closing per share bona fide bid price of the Common Stock on such date.  In any situation not covered by the preceding sentence, the Fair Market Value Per Share shall be determined by the Committee in accordance with one of the valuation methods described in Section 20.2031-2 of the Federal Estate Tax Regulations (or any successor provision thereto), which determination shall be final, binding and conclusive.

(g)                                 Notwithstanding the foregoing, the Company shall have the right to postpone the time of exercise of the Option or the delivery of the Shares for such period as may be required for the Company (i) to comply with any applicable listing, registration or qualification requirements of any national securities exchange or over-the-counter market or under any federal or state law or (ii) to obtain the consent or approval of any government regulatory body.  In addition, in connection with any exercise of the Option, the Committee may require the Optionee to agree not to dispose of any of the Shares acquired upon exercise thereof except upon the satisfaction of specified conditions which the Committee, in its sole discretion, then deems necessary or desirable in connection with any then existing and effective requirement or interpretation of any applicable federal or state securities law, rule or regulation.

(h)                                 The Option may be exercised for less than the total number of Shares for which the Option is then exercisable, provided that a partial exercise may not be for less than 100 Shares, except in the final year of the Term, and shall not, in any event, include any fractional Shares.

4.                                       Tax Withholding.  The Optionee shall, no later than the date as of which any value attributed to the Option first becomes includible in the Optionee’s gross income for applicable tax purposes, pay to the Company, or make arrangements (which may include delivery of shares of Common Stock already owned by the Optionee or subject to awards under the Plan subject to and in accordance with the provisions of Section 3(b) or Section 3(c), as applicable) regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect thereto.  The obligations of the Company hereunder shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

5.                                       Termination of Option.

(a)                                  If the Optionee ceases to have a Relationship for any reason other than his death or Permanent Disability (as defined in Section 5(d)), the Option shall terminate 90 days from the date on which such Relationship terminates.  During such 90-day period, the Optionee may exercise the Option but only to the extent the Option was exercisable on the date of termination of his Relationship and provided that the Option has not expired in accordance with Section 2 or otherwise terminated as provided herein.  Notwithstanding the foregoing, if the Relationship is terminated for cause (as defined in Section 5(d)), the Option shall terminate upon the termination of the Relationship.

(b)                                 For purposes hereof, termination of Optionee’s Relationship for reasons other than for cause, death or Permanent Disability shall be deemed to take place upon the earliest to occur of the following:  (i) the date of the Optionee’s retirement from employment under the normal retirement policies of the Company or any subsidiary of the Company; (ii) the date of the Optionee’s retirement from employment with the approval of the Committee because of disability other than Permanent Disability; (iii) the date the Optionee receives notice or advice that his employment or other Relationship is terminated; (iv) the date the Optionee ceases to render the services for which the Optionee was employed, engaged or retained by the Company or any Related Company (absences for temporary illness, emergencies and vacations or leaves of absence approved in writing by the Committee excepted); or (v) in the case of a director of the Company, the date on which such person ceases to be a director of the Company unless such person has an other Relationship at such time.  The fact that the Optionee may receive payment from the Company or any Related Company after termination for vacation pay, for services rendered prior to termination, for salary in lieu of notice or for other benefits shall not affect the termination date.

(c)                                  If the Optionee shall die at a time when the Optionee is in a Relationship or if the Optionee shall cease to have a Relationship by reason of Permanent Disability, the Option shall terminate six months from the date of the Optionee=s death or termination of Relationship due to Permanent Disability unless by its terms it shall expire before such date or otherwise terminate as provided herein, and shall only be exercisable to the extent that it would have been exercisable on the date of the Optionee’s death or the Optionee’s termination of Relationship due to Permanent Disability.  In the case of death, the Option may be exercised by the person or persons to whom the Optionee’s rights under the Option shall pass by will or by the laws of descent and distribution.

(d)                                 As used herein, the term “Permanent Disability” shall mean termination of a Relationship with the Company or any Related Company with the consent of the Company or such Related Company by reason of permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.  As used herein, the term “for cause” shall mean that the Relationship is terminated by the Company due to (i) the commission by the Optionee of a substantial violation, through intentional conduct or through a pattern of behavior not corrected within a reasonable period of time after written notice to the Optionee by the Company of such behavior (in either case, whether by action or omission), of the Optionee’s duties on behalf of the Company or a Related Company or the workplace policies or rules of the Company or a Related Company which conduct or behavior actually results in substantial harm to the Company or a Related Company or could reasonably be expected to put personnel of the Company or a Related Company in serious jeopardy of imminent harm to their safety, health or well-being or to cause substantial harm to the business of the Company or a Related Company or (ii) the commission by the Optionee of any act or acts constituting dishonesty, a felony or fraud.  For purposes of the Option, whether a Relationship is or has been terminated “for cause” shall be finally determined by the president of the Company, or if the Optionee is a person subject to Section 16 of the Securities Exchange Act of 1934, as amended, by the Committee.

6.                                       Adjustments.  In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made in the aggregate number of Shares then subject to this Agreement and the purchase price to be paid by the Optionee hereunder; provided, however, that no such adjustment shall increase the aggregate value of the Option.

7.                                       Change of Control.  This Agreement and the Option hereunder are subject to the change of control provisions set forth in the Plan.

8.                                       Provisions Regarding Transferability.  The Optionee may transfer the Option solely for estate planning purposes to the Optionee’s children, grandchildren or spouse (“Immediate Family”), to one or more trusts for the benefit of the Optionee’s Immediate Family members, or to one or more partnerships in which such Immediate Family members are the only partners only upon the express written consent of the Committee, and provided the Optionee does not receive any consideration in any form whatsoever for such transfer.  Upon any such transfer of the Option, the Option shall continue to be subject to the terms and conditions as were applicable to the Option immediately prior to the transfer thereof.  Except as expressly provided in the first sentence of this Section 8, the Option is not assignable or transferable by the Optionee, either voluntarily or by operation of law, otherwise than by will or by the laws of descent and distribution, and is exercisable, during the Optionee’s lifetime, only by the Optionee.

9.                                       No Shareholder Rights.  The Optionee or other person entitled to exercise the Option shall have no rights to dividends or other rights of a shareholder with respect to any Shares subject hereto until the Optionee or such person has given written notice of exercise of the Option with respect to such Shares and has paid the purchase price for such Shares, and no adjustment (except such adjustments as may be effected pursuant to the provisions of Section 6 hereof) shall be made for dividends or distributions of rights in respect of such Shares if the record date is prior to the date by which the Optionee or such person has both given such written notice and paid such purchase price.

10.                                 Investment Representation.  The Optionee hereby represents that the Option and any Shares purchased hereunder are being acquired for the Optionee’s own account and not with a view to or for sale in connection with any distribution thereof except as may be permitted by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

11.                                 Conditions to Issuance of Shares.  THE COMPANY’S OBLIGATION TO ISSUE OR DELIVER SHARES OF ITS COMMON STOCK UPON EXERCISE OF THE OPTION IS EXPRESSLY CONDITIONED UPON THE COMPLETION BY THE COMPANY OF ANY REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES UNDER ANY STATE AND/OR FEDERAL LAW OR RULINGS OR REGULATIONS OF ANY GOVERNMENT REGULATORY BODY OR THE MAKING OF SUCH INVESTMENT REPRESENTATIONS OR OTHER REPRESENTATIONS AND AGREEMENTS BY THE OPTIONEE (OR ANY PERSON ENTITLED TO EXERCISE THE OPTION) IN ORDER TO COMPLY WITH THE REQUIREMENTS OF ANY EXEMPTION FROM ANY SUCH REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES WHICH THE COMMITTEE SHALL, IN ITS SOLE

DISCRETION, DEEM NECESSARY OR ADVISABLE.  SUCH REQUIRED REPRESENTATIONS AND AGREEMENTS MAY INCLUDE REPRESENTATIONS AND AGREEMENTS THAT THE OPTIONEE, OR ANY OTHER PERSON ENTITLED TO EXERCISE THE OPTION, (A) IS NOT PURCHASING SUCH SHARES FOR DISTRIBUTION AND (B) AGREES TO HAVE PLACED UPON THE FACE AND/OR REVERSE OF ANY CERTIFICATES FOR SUCH SHARES A LEGEND SETTING FORTH ANY REPRESENTATIONS AND AGREEMENTS WHICH HAVE BEEN GIVEN TO THE COMMITTEE OR A REFERENCE THERETO AND STATING THAT, PRIOR TO MAKING ANY SALE OR OTHER DISPOSITION OF ANY SUCH SHARES, THE OPTIONEE, OR ANY OTHER PERSON ENTITLED TO EXERCISE THE OPTION, WILL GIVE THE COMPANY NOTICE OF INTENTION TO SELL OR DISPOSE OF THE SHARES NOT LESS THAN FIVE DAYS PRIOR TO SUCH SALE OR DISPOSITION.

12.                                 Method of Acceptance.  This Agreement is addressed to the Optionee in duplicate and shall not be effective until the Optionee executes the acceptance below and returns one copy to the Company, thereby acknowledging that he has read and agreed to all the terms and conditions of this Agreement and the Plan.

13.                                 Plan Terms.  The Option shall be subject to and governed by the terms and provisions of the Plan, which by this reference are incorporated herein.  In the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall govern.  All determinations and interpretations thereof made by the Committee shall be conclusive and binding on all parties hereto and upon their successors and assigns.

EXECUTED as of the 14th day of March, 2006.

HEMACARE CORPORATION

By:	/s/ Judi Irving

ACCEPTED:

/s/ Terry Van Der Tuuk	5/2/06
Signature of Optionee	Date